EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

First Keystone Corporation

Berwick, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (No. 333-145093) of First Keystone Corporation of our reports dated March 16, 2015, relating to the consolidated financial statements, and the effectiveness of First Keystone Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

March 16, 2015

Harrisburg, Pennsylvania